Registration No. 333-153803

SECURITIES EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MIDCAROLINA FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	55-6144577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3101 South Church Street Burlington, North Carolina	27215
(Address of principal executive offices)	(zip code)

(336) 538-1600

Registrant’s telephone number, including area code

Amended and Restated

MidCarolina Financial Corporation

Omnibus Stock Ownership and

Long Term Incentive Plan

(Full title of the Plan)

Charles T. Canaday, Jr. Chief Executive Officer MidCarolina Financial Corporation 3101 South Church Street Burlington, North Carolina 27215 (336) 278-0245 (Name and address of agent for service)	Copy to: William R. Lathan, Jr. Ward and Smith, P.A. 1001 College Court New Bern, North Carolina 28562 (252) 672-5458

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby deregisters 159,571 shares of its common stock, no par value, that were included in this Registration Statement. Those shares include all shares originally included in this Registration Statement as no shares of the Registrant’s common stock have been sold pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, North Carolina, on June 30, 2011.

MIDCAROLINA FINANCIAL CORPORATION

By:	/C/ Charles T. Canaday, Jr.
Charles T. Canaday, Jr.
Chief Executive Officer